Exhibit 1.1

Sabine Pass Liquefaction, LLC

U.S.$430,000,000 5.900% Senior Secured Amortizing Notes due 2037

PURCHASE AGREEMENT

November 14, 2022

Goldman Sachs & Co. LLC

As representative of the Purchasers (“Representative”),

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Dear Ladies and Gentlemen:

1. Introductory. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), agrees with the initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the Purchasers in the aggregate U.S. $430,000,000 principal amount of its 5.900% Senior Secured Amortizing Notes due 2037 (the “Notes”). The Notes shall be issued under the indenture dated as of February 1, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”) as supplemented by an eighth supplemental indenture, dated September 19, 2016 (the “Eighth Supplemental Indenture”) and a twelfth supplemental indenture that will be dated as of November 29, 2022, relating to the Notes (the “Twelfth Supplemental Indenture,” and together with the Base Indenture, as supplemented by the Eighth Supplemental Indenture and the Twelfth Supplemental Indenture, the “Indenture”).

The Notes will be secured by the Collateral (as herein defined), on which the Company has granted a security interest to Société Générale, as common security trustee (the “Common Security Trustee”), in accordance with the Security Documents (as defined in the Third Amended and Restated Common Terms Agreement, dated as of March 19, 2020, among the Company, the Secured Debt Holder Group Representatives (as defined therein), the Secured Hedge Representatives (as defined therein), the Secured Gas Hedge Representatives (as defined therein), the Common Security Trustee and the Intercreditor Agent (as defined therein), as amended by the First Amendment to Third Amended and Restated Common Terms Agreement, dated as of July 26, 2021 (collectively, the “Common Terms Agreement”)).

The holders of the Notes will be entitled to the benefits of a registration rights agreement, dated as of the Closing Date (as hereinafter defined) (the “Registration Rights Agreement”), between the Company and the Purchasers, pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the exchange of registered notes for the Notes or resale of the Notes under the United States Securities Act of 1933, as amended (the “Securities Act”) with terms substantially identical to the Notes (the “Exchange Notes”).

A preliminary offering circular, dated November 14, 2022(the “Preliminary Offering Circular”) relating to the Notes to be offered by the Purchasers, and a final offering circular(the “Final Offering Circular”) disclosing the offering price and other final terms of the Notes and dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Company. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) as set forth in Schedule B to this Agreement and existing at the Applicable Time (as hereinafter defined) as well as the information in it which is intended for general distribution to prospective investors, including, for the avoidance of doubt, the term sheet listing the final terms of the Notes and their offering, included as Schedule C to this Agreement, which is referred to as the “Terms Communication”. References herein to the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Circular or the Final Offering Circular shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

“Applicable Time” means 6:37 p.m. (Eastern time) on the date of this Agreement. “Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Notes or of their offering, in the form retained in the Company’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication specified in Schedule D to this Agreement.

The Company hereby agrees with the Purchasers as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchasers that:

(a) As of its date, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, the General Disclosure Package does not, and as of the Closing Date the General Disclosure Package will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time of its use, the Supplemental Marketing Material, when considered together with the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding three sentences do not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

The Company files reports with the Commission pursuant to Section 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each document filed with the Commission when it became effective or when it was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, at the time they were filed with the Commission, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement or immediately prior to the execution of this Agreement.

(b) The documents incorporated by reference in each of the General Disclosure Package and the Final Offering Circular, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Except for the Supplemental Marketing Material identified in Schedule D hereto and the pricing term sheet in the form of the Terms Communication included in Schedule C hereto, and, in each case, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to any Free Writing Communication in connection with the issuance of the Notes.

(d) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the financial condition, business, properties or results of operations of the Company (a “Material Adverse Effect”). The Company has the limited liability company power and authority to execute and deliver, and to perform its obligations under, each of this Agreement, the Indenture, the Notes, the Registration Rights Agreement and, if issued, the Exchange Notes.

(e) As of the date hereof, the Company does not have any Subsidiaries (as such term is defined in the Indenture).

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Twelfth Supplemental Indenture has been duly authorized by the Company, and, when duly executed and delivered in accordance with its terms by the Company, assuming due authorization, execution and delivery thereof in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles. The Base Indenture has been duly authorized, executed and delivered in accordance with its terms by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles. The Indenture will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular.

(h) The Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture, and when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular, and

will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles, and will be entitled to the benefits of the Indenture.

(i) The Exchange Notes have been duly authorized by the Company for issuance and sale pursuant to the Indenture and the Registration Rights Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles, and will be entitled to the benefits of the Indenture.

(j) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered in accordance with its terms by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, the Registration Rights Agreement will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies or by general equity principles.

(k) No consent, approval, authorization, or order of, or registration or filing with, any governmental agency or body or any court is required for the Company’s execution, delivery and performance of any of this Agreement, the Indenture or the Registration Rights Agreement, or the issuance and delivery of the Notes or, if issued, the Exchange Notes, or the consummation of the transactions contemplated hereby and thereby, except (i) such as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Purchasers, (ii) those required under the Securities Act in connection with the transactions contemplated by the Registration Rights Agreement and (iii) those that, if not obtained or made, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The execution and delivery of this Agreement, the Twelfth Supplemental Indenture and the Registration Rights Agreement, and the performance of this Agreement, the Indenture and the Registration Rights Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in (i) a violation of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (ii) a breach or violation of any of the terms or provisions of, or constitute a default under any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, which breach or violation has not been waived, or (iii) any violation of the provisions of the limited liability company agreement or certificate of formation of the Company (the “Organizational Documents”), except, in the case of clauses (i) and (ii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Company has good and indefeasible title to all real property and good title to all personal property described in the General Disclosure Package as owned by the Company, free and clear of all Liens (as defined in the Indenture) except (i) as described, and subject to limitations contained, in the General Disclosure Package or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General

Disclosure Package; with respect to any real property and buildings held under lease by the Company, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Company as they have been used in the past as described in the General Disclosure Package and are proposed to be used in the future as described in the General Disclosure Package; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies and by general equity principles.

(n) Except as disclosed in or contemplated by the General Disclosure Package, the Company possesses all permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct the business associated with their assets in their current stage of development, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses currently held by the Company that, if determined adversely to the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(o) Except as disclosed in or contemplated by the General Disclosure Package, the Company possesses all Governmental Licenses that are required to develop and operate Trains 1 through 6 of the Liquefaction Project (as such terms are defined in the General Disclosure Package) for its business as described in the General Disclosure Package, except (i) those expected by the Company to be obtained in the ordinary course by the time they are necessary or (ii) where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(p) No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(q) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Company, and (ii) the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company.

(r) Except as disclosed in or contemplated by the General Disclosure Package, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution, the protection of the environment or human health or safety relating to Hazardous Materials (as defined below), or imposing liability or standards of conduct concerning any Hazardous Materials (“Environmental Laws”) and has been in compliance with such Environmental Laws within any applicable statute of limitation period, (ii) has received all permits, licenses, approvals or other authorizations required of it under applicable Environmental Laws (“Environmental Permits”) to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such Environmental Permits,

(iv) does not have any liability in connection with the Release (as defined below) into the environment of any Hazardous Material, (v) has not received any written communication from a governmental authority that alleges that it is in violation of, or liable under, any Environmental Law, (vi) has not received any written communication from any other third party that alleges that it is in violation of, or liable under, any Environmental Law, (vii) has not received written notice from any governmental authority that it is subject to any investigation with respect to any potential violation of or liability under or pursuant to Environmental Laws, (viii) is not subject to any order, judgment or decree with respect to liability pursuant to Environmental Laws or in connection with Hazardous Materials, except in the case of each of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), as would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law or which can give rise to liability under any Environmental Law. The term “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment.

(s) The Company and each of its ERISA Affiliates (as defined below) is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any liability, excluding any reportable event for which a waiver could apply; no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated as of the date hereof, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); neither the Company or any of its ERISA Affiliates has incurred or reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 430, 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Code of which the Company is a member.

(t) Except as disclosed in or contemplated by the General Disclosure Package, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which it is or may be a party or to which its business or property is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to the Company or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which the Company is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, (A) reasonably be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering of the Notes or (C) in any manner draw into question the validity of this Agreement or the Notes.

(u) The financial statements and the related notes thereto included or incorporated by reference in the General Disclosure Package and the Final Offering Circular present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in or contemplated by the General Disclosure Package and the Final Offering Circular, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The statistical and market related data included or incorporated by reference in the General Disclosure Package and the Final Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) Since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Circular, (i) there has not been any change in the membership interest or units of the Company, or any distribution of any kind declared, set aside for payment, paid or made by the Company on any membership interest or units, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, business, properties or results of operations of the Company; (ii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Company, except in the case of each of clauses (i), (ii) and (iii) as otherwise disclosed in or contemplated by the General Disclosure Package and the Final Offering Circular.

(w) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package, will not be, an “investment company” as defined in the Investment Company Act.

(x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(y) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(z) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof and the Purchasers’ compliance with their agreements set forth herein, (i) the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof (and Regulation D thereunder), and by Rule 144A (“Rule 144A”) or Regulation S thereunder (“Regulation S”); and (ii) in connection with the offer and sale of the Notes, it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(aa) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, “Affiliates”) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act. None of the Company nor any of its Affiliates, nor any person acting on their behalf (other than the Purchasers, as to which no representation is made) (i) has, within the six-month period prior to the date hereof, solicited offers for, or offered or sold, in the United States (as such term is defined in Regulation S) or to any U.S. Person (as such term is defined in Regulation S, a “U.S. Person”), the Notes or any security of the same class or series as the Notes, or (ii) has offered, or will offer or sell, the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its Affiliates and any person acting on their behalf (other than the Purchasers, as to which no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(bb) Each of the Company and its Affiliates and all persons acting on their behalf (other than the Purchasers, as to whom the Company make no representation) have complied in all material respects with and will comply in all material respects with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the General Disclosure Package will contain the disclosure required by Rule 902. The Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Notes by certain persons who are not U.S. Persons (“Non-U.S. Persons”) or U.S. Persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

(cc) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(dd) On the Closing Date, after giving pro forma effect to the offering of the Notes and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the General Disclosure Package, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes as contemplated by this Agreement and the General Disclosure Package, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

(ee) The Company and its board of managers are in compliance in all material respects with (i) the applicable effective provisions of the Sarbanes-Oxley Act of 2002, as amended, and (ii) the applicable Exchange Act rules and regulations.

(ff) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Since the date of the latest audited balance sheets of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Circular, (i) the Company has not become aware of any material weaknesses in its internal control over financial reporting and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it submits or files under the Exchange Act is made known to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act.

(gg) Except as disclosed in or contemplated by the General Disclosure Package, the Company is not (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Except as expressly provided by the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any registration statement.

(ii) Neither the issuance or sale of the Notes, nor the application of the proceeds thereof by the Company as described in the General Disclosure Package, will violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(jj) The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(kk) The agreements set forth in Schedule E (the “Material Project Documents”), are each in full force and effect, subject to any conditions subsequent contained therein, and each Material Project Document to which the Company is a party constitutes a valid and binding obligation of the Company and, to the Company’s knowledge, each Material Project Document constitutes a valid and binding obligation of the parties thereto other than the Company (the “Other Parties”), except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company, nor any of the Other Parties to any Material Project Document (to the Company’s knowledge), are in breach, violation or default thereof, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by the Company or, to the Company’s knowledge, any Other Party, or permit termination, modification or acceleration by the Other Parties, under the Material Project Documents, except the failure by the Company to give certain immaterial notices by the dates specified in such agreements.

(ll) The Company is not classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

(mm) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(nn) KPMG LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements for each of the years in the three-year period ended December 31, 2021, incorporated by reference in the General Disclosure Package and the Final Offering Circular, is an independent registered public accounting firm with respect to the Company in accordance with the rules and regulations of the Commission and Public Company Accounting Oversight Board.

(oo) The operations of the Company are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the anti-money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) (A) None of the Company, any of its managers, officers or employees, or to the knowledge of the Company, any agent or affiliate thereof (except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Commission on February 24, 2022), is an individual or entity (“Person”) that is currently:

(i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State (collectively, “Sanctions”), or

(ii) located, organized or resident in a country or territory that is currently the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea and Syria).

(B) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person that is, at the time of such transaction:

(i) the subject of any Sanctions, or

(ii) located, organized or resident in a country or territory that is the subject of Sanctions.

(qq) (A) None of the Company or its affiliates, or any manager, officer or employee thereof, or to the Company’s knowledge, any agent of the Company or of any of such agent’s subsidiaries or Affiliates acting on behalf of the Company, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any person holding a legislative, administrative or judicial office, or any political party or party official or candidate for political office) to influence official action, including the failure to perform an official function, or secure an improper advantage in violation of applicable anti-corruption laws;

(B) The Company and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(C) The Company will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and

(D) There are no pending or, to the knowledge of the Company, threatened, legal proceedings, or, to the knowledge of the Company, any investigations by any governmental entity, with respect to violation of any anti-corruption laws, relating to the business of the Company.

(rr) On March 19, 2020, the Third Amended and Restated Security Agreement, dated as of such date, among the Company and the Common Security Trustee, was effective to create, in favor of the Common Security Trustee for the benefit of the Secured Debt Holders (as defined in the Common Terms Agreement), as collateral security for the payment and performance of the obligations secured thereby, a valid and enforceable security interest in the Collateral (as defined in the Common Terms Agreement, the “Collateral”) covered or purported to be covered thereby. The prior recordation of the Mortgage (as defined in the Common Terms Agreement) and the prior filing of the UCC-1 financing statements in connection with the Security Documents (as defined in the Common Terms Agreement, the “Security Documents”), with the priority created thereby are sufficient to perfect by such recordation or filing in each jurisdiction where required to perfect the lien and security interest in personal property and fixtures described therein, and it is not necessary to make any new filings or take any other action to perfect, or to maintain the perfection, of such liens and security interests.

(ss) Upon the execution and delivery of the Eighth Amended and Restated Accession Agreement, which will be entered into on the Closing Date, by and among the Trustee, the Common Security Trustee, the Intercreditor Agent (as defined therein) and the Company (the “Accession Agreement”), the Notes will constitute additional New Secured Debt (as defined in the Accession Agreement) and Secured Debt (as defined in the Common Terms Agreement, “Secured Debt”) that is pari passu with all other Secured Debt and will be secured by the Collateral equally and ratably with the all other Secured Debt.

(tt) As of the Closing Date, except with respect to Permitted Liens (as defined in the Indenture), there will be no Lien on any assets or property of the Company.

(uu) Each of the Financing Documents (as defined in the Common Terms Agreement, the “Financing Documents”) is in full force and effect and constitutes a valid and legally binding obligation of the Company. Except as disclosed in or contemplated by the General Disclosure Package, the Company is not in material breach, violation or default thereof, and no event has occurred which with notice or lapse of time or both would constitute a material breach, violation or default by the Company or permit termination, modification or acceleration, under the Financing Documents.

(vv) Except as disclosed in or contemplated by the General Disclosure Package (i) to the Company’s knowledge, there has been no material security breach or incident, unauthorized access or disclosure, or other material compromise relating to the Company’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, and any such data processed or stored by third parties on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability; (ii) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data; and (iii) the Company has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with industry standards and practices or as required by applicable regulatory standards. Except as disclosed in or contemplated by the General Disclosure Package, the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company on the Closing Date, at a purchase price of 99.49304% of the principal amount of the Notes, plus interest from and including November 29, 2022 to but excluding the Closing Date, the respective principal amounts of the Notes set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Notes to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Notes to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the General Disclosure Package and the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Notes, interests in the Regulation S Global Securities may only be held by the DTC participants for the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the General Disclosure Package and the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, at 9:00 a.m. (Eastern time), on November 29, 2022, or at such other time not later than five (5) full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package (“Exempt Resales”). Each of the Purchasers severally represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Purchaser: (i) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; and (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the General Disclosure Package. “Eligible Purchasers” as used herein, shall refer to (i) persons whom such Purchaser reasonably believes to be QIBs and (ii) Non-U.S. Persons in offshore transactions in reliance on Regulation S.

(b) Each Purchaser severally acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of the Securities Act or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for any such arrangements with the other Purchasers or affiliates of it or the other Purchasers or with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A, or that it otherwise has taken or will take reasonable steps to ensure that each purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A.

(e) Each Purchaser represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Regulation (EU) 2017/1129; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(f) Each Purchaser represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(g) Each Purchaser severally represents, warrants and agrees as follows:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(ii) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Company. The Company agrees with the Purchasers that:

(a) The Company will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material and will not effect such amendment or supplement without the Representative’s consent, such consent not to be unreasonably withheld. The Company will timely file all reports required to be filed by the Company pursuant to Section 13(a), 13(c) and 15(d) of the Exchange Act for so long as deliveries of an offering circular are being made by the Purchasers in connection with the offering or sale of the Notes. If, at any time prior to the completion of the resale of the Notes by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to amend or supplement any such document in order to comply with law, the Company promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission, or so that such document will comply with applicable law. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The third sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Company by the Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b) The Company will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representative and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Notes by the Purchasers, provided that the Company will not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any such jurisdiction or to take any action that would subject itself to taxation based on income or revenues in any such jurisdiction where it is not currently subject to taxation.

(d) During the period of one year after the Closing Date, the Company will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Company’s annual report for such year; and the Company will furnish to the Representative and, upon request, to each of the other Purchasers as soon as available, a copy of each report and any definitive proxy statement of the Company and of any guarantor that is a reporting company filed with the Commission under the Exchange Act or mailed to unitholders. However, so long as the Company timely files reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) as if the Company were subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, it is not required to furnish such reports or statements to the Purchasers.

(e) During the period of one year after the Closing Date, the Company will, upon reasonable request, furnish to the Representative, each of the other Purchasers and any holder of Notes a copy of the restrictions on transfer applicable to the Notes.

(f) During the period of one year after the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been reacquired by any of them. Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of (i) the sale of the Notes by the Company to the Purchasers, (ii) the resale of the Notes by the Purchasers to any subsequent purchasers or (iii) the resale of the Notes by such subsequent purchasers to others.

(g) During the period of one year after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) None of the Company, its Affiliates, or any person acting on their behalf (other than any Purchaser, as to whom the Company makes no representation) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Notes in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or engage in any directed selling efforts (as that term is defined in Regulation S) in the United States with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions requirement of Regulation S.

(i) The Company will cooperate with the Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC, Euroclear and Clearstream, Luxembourg.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents, including but not limited to: (i) the fees and expenses of the Trustee, the Common Security Trustee and any transfer agent, registrar or depositary and their professional advisers for which the Company is responsible; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes, including any withholding, stamp, transfer or other similar taxes in connection with the original issuance and sale of Notes, the preparation and printing of this Agreement, the Security Documents, the Notes, the Indenture, the Registration Rights Agreement, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Notes, including the fees, disbursements and expenses of the Company’s counsel, Company’s accountants and any other advisors to the Company; (iii) all filing costs and expenses relating to the perfection of security interests in the Collateral, as set forth in the Security Documents; (iv) the cost of any advertising approved by the Company in connection with the issue of the Notes; (v) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Notes; (vii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto, including any form of electronic distribution) and any Supplemental Marketing Material to the Purchasers; (viii) all reasonable and documented out-of-pocket expenses (other than the fees, expenses and disbursements of counsel to the Purchasers) incurred by the Representative in connection with the transactions contemplated in this Agreement; and (ix) all other reasonable and documented costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also pay or reimburse the Representative (to the extent incurred by it) for reasonable, documented, out-of-pocket costs and expenses of the Representative and the Company’s officers and employees relating to investor presentations on any “road show” in connection with the offering and sale of the Notes including, without limitation, any such travel expenses of the Company’s officers and employees and any other expenses of the Company including, subject to prior approval by the Company, the chartering of airplanes.

(k) The Company will use the net proceeds received in connection with the offering of the Notes in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(l) In connection with the offering of the Notes, until the Representative shall have notified the Company of the completion of the resale of the Notes, neither the Company nor any of its Affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its Affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its Affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

(m) Until the Closing Date, the Company will not, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or any securities convertible or exchangeable or exercisable for any such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action (other than as contemplated by this Agreement and the Registration Rights Agreement or in connection with pre-existing obligations with respect to debt securities issued under the Base Indenture), without the prior written consent of the Representative. The Company will not at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes.

6. Free Writing Communications.

(a) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Representative, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Communication.

(b) The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Notes or their offering or (B) information that describes the final terms of the Notes or their offering and that is included in the Terms Communication or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of the Terms Communication included in Schedule C hereto, or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) because it differed from the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The several obligations of the Purchasers to purchase and pay for the Notes as provided herein are subject to the satisfaction or waiver, as determined by the Representative of the following conditions precedent:

(a) The Representative shall have received letters, dated (A) the date hereof, of KPMG LLP, in form and substance satisfactory to the Representative and (B) the Closing Date, of KPMG LLP, in form and substance satisfactory to the Representative, which letters shall each contain confirming statements and information of the type ordinarily included in “accountants’ comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Offering Circular, except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the date of such letter.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company from that set forth in the General Disclosure Package provided to prospective purchasers of the Notes which, in the reasonable judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes in the manner contemplated in the General Disclosure Package or (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(c) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Applicable Time and on and as of the Closing Date as if made on and as of the Closing Date.

(d) The Representative shall have received on the Closing Date (i) opinions and a negative assurance letter of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative and to the effect as counsel to the Purchasers may reasonably request, (ii) an opinion of Orrick, Herrington & Sutcliffe LLP, regulatory counsel for the Company, in form and substance reasonably satisfactory to the Representative and to the effect as counsel to the Purchasers may reasonably request and (iii) an opinion of Ottinger Herbert, L.L.C., Louisiana counsel for the Company, in form and substance reasonably satisfactory to the Representative and to the effect as counsel to the Purchasers may reasonably request. Such opinions and letter shall be dated as of the Closing Date and rendered to the Purchasers at the request of the Company and shall so state therein.

(e) The Representative shall have received on the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representative shall have received on the Closing Date a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state to the effect set forth in Section 7(b)(ii) hereof and that the representations and warranties of the Company in this Agreement were true and correct as of the Applicable Time and are true and correct as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change in the financial condition, results of operations, business or properties of the Company except as set forth in the General Disclosure Package or as described in such certificate.

(g) The Company shall have executed and delivered the Twelfth Supplemental Indenture, in form and substance reasonably satisfactory to the Representative, and the Representative shall have received executed copies thereof.

(h) The Company shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representative, and the Representative shall have received executed copies thereof.

(i) On or prior to the Closing Date, copies of the Financing Documents (other than the Indenture and the Notes) in the forms as previously delivered to the Purchasers or their counsel, shall be in full force and effect, no default or event of default (as such terms are defined in each such Financing Document) under any Financing Document shall have occurred and be continuing which would reasonably be expected to have a Material Adverse Effect.

(j) The Representative shall have received for its own account all fees due and payable to the Representative pursuant to this Agreement and all such costs and expenses for which invoices have been presented (collectively, the “Closing Date Transaction Costs”). All such amounts will be paid with proceeds of the Notes and will be reflected in the funding instructions given by the Company to the Purchasers on or before the Closing Date.

(k) The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date.

(l) On or before the Closing Date, the Representative and Skadden, Arps, Slate, Meagher & Flom LLP shall have received such information, documents and letters as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(m) The Trustee shall have received an opinion of Latham & Watkins LLP, counsel for the Company, in form reasonably satisfactory to the Trustee.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees, agents, Affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Purchaser, severally and not jointly, will indemnify and hold harmless each of the Company, its members, managers, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities or actions in respect thereof, to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of, or are based upon, the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; and, subject to the limitation set forth in the immediately preceding clause, will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action in respect thereof, as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular and the Final Offering Circular: the names of the Purchasers on the cover page and under the heading “Plan of Distribution;” the information in (i) the first sentence of the third paragraph, (ii) the first, second, third, fourth, fifth, eighth, ninth and tenth sentences of the seventh paragraph, (iii) the fifth sentence of the ninth paragraph and (iv) the third, fifth, sixth and seventh sentences of the tenth paragraph, under the heading “Plan of Distribution;” provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, the Representative shall have the right to retain counsel to represent jointly the Purchasers, but the fees and expenses of such counsel shall be at the expense of such Purchasers unless (i) the Company and the Purchasers shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Purchasers, (iii) the Purchasers shall have reasonably concluded and have been advised by counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Purchasers and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company from the sale of the Notes, on the one hand, bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement, on the other hand. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or any Purchaser Indemnified Party and (iii) acceptance of and payment for any of the Notes.

9. Termination. The Representative may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency such that, in each case, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Final Offering Circular.

10. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Purchasers agreed but failed to purchase on the Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes that Purchasers are required to purchase on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 11. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

11. Survival of Certain Representations and Obligations. The indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If the Company shall, in its sole discretion, fail or refuse to sell the Notes to the Purchasers, the Company will reimburse the Representative for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it pursuant to the terms of this Agreement in connection with the offering of the Notes.

12. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telecopied and confirmed to the Representative, c/o:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Prospectus Department

Phone: 1-866-471-2526

Facsimile: 212-902-9316

or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at:

Sabine Pass Liquefaction, LLC

700 Milam Street, Suite 1900

Houston, Texas 77002

Attention: Chief Financial Officer

provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telecopied and confirmed to such Purchaser.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and any Indemnified Party and any Purchaser Indemnified Party, and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

14. Representation of Purchasers. The Representative will act for the several Purchasers in connection with the transaction contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Notes and that no fiduciary, advisory or agency relationship between the Company and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether the Purchasers have advised or are advising the Company on other matters;

(b) The purchase price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers and the Company, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) The Company has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) The Company waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty arising out of the transactions contemplated by this Agreement and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting such fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Purchasers with respect to the preparation of the Preliminary Offering Circular, the General Disclosure Package, the Final Offering Circular, the conduct of the offering, and the purchase and sale of the Notes. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement and any claim, controversy or dispute occurring under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

20. Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any Purchaser and any other party to this Agreement, each of the parties to this Agreement acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a Purchaser to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Purchasers or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability as defined under the applicable Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Purchasers.

22. Contractual Recognition of UK Bail-in Regime. Notwithstanding and to the exclusion of any other terms of this Agreement or any other agreements, arrangements or understanding between Standard Chartered Bank and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of Standard Chartered Bank to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of Standard Chartered Bank or another person, and the issue to or conferral of the Company of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C § 1841(k).

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours, SABINE PASS LIQUEFACTION, LLC

By:	/s/ Matthew Healey
Name: Matthew Healey
Title: Vice President, Finance and Treasury

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC for itself and as Representative of the several Purchasers
/s/ Joanna Sedlak
Name: Joanna Sedlak
Title: Vice President

[Signature Page to Purchase Agreement]

SCHEDULE A

Initial Purchasers

Purchaser	Principal Amount of Securities
Goldman Sachs & Co. LLC	$6,610,000
Citigroup Global Markets Inc.	$21,943,000
HSBC Securities (USA) Inc.	$21,943,000
Santander Investment Securities Inc.	$21,943,000
BBVA Securities, Inc.	$21,943,000
BofA Securities, Inc.	$6,610,000
CIBC World Markets Corp.	$21,943,000
Credit Agricole Securities (USA) Inc.	$6,610,000
Credit Suisse Securities (USA) LLC	$6,610,000
DBS Bank Ltd.	$6,610,000
ING Financial Markets LLC	$21,943,000
Intesa Sanpaolo S.p.A.	$21,943,000
JPMorgan Securities LLC	$6,610,000
Loop Capital Markets, LLC	$21,943,000
Mizuho Securities USA LLC	$21,943,000
Morgan Stanley & Co. LLC	$4,054,000
MUFG Securities Americas Inc.	$28,588,000
nabSecurities, LLC	$21,943,000
Natixis Securities Americas LLC	$21,943,000
RBC Capital Markets, LLC	$6,610,000
Scotia Capital (USA) Inc.	$21,943,000
SG Americas Securities, LLC	$21,943,000
SMBC Nikko Securities America, Inc.	$21,943,000
Standard Chartered Bank	$21,943,000
Wells Fargo Securities, LLC	$21,943,000
Total	$430,000,000.00

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated November 14, 2022, a copy of which is attached hereto as Schedule C.

SCHEDULE C

SABINE PASS LIQUEFACTION, LLC

5.900% SENIOR SECURED AMORTIZING NOTES DUE 2037

Pricing Term Sheet

November 14, 2022

SABINE PASS LIQUEFACTION, LLC

US$430,000,000 5.900% Senior Secured Amortizing Notes due 2037

PRICING TERM SHEET

This term sheet to the preliminary offering memorandum, dated November 14, 2022 of Sabine Pass Liquefaction, LLC (the “Preliminary Offering Memorandum”), should be read together with the Preliminary Offering Memorandum before making a decision in connection with an investment in the Notes. The information in this term sheet supersedes the information in the Preliminary Offering Memorandum to the extent that it is inconsistent therewith. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Preliminary Offering Memorandum.

Issuer:	Sabine Pass Liquefaction, LLC (the “Issuer”)
Legal Format:	144A and Regulation S with registration rights
Issue:	5.900% Senior Secured Amortizing Notes due 2037 (the “Notes”)
Offering Size:	$430,000,000 in aggregate principal amount
Coupon and Coupon Payment Dates (Interest Rate):	5.900% per annum, payable semi-annually on each March 15 and September 15, commencing March 15, 2023
Trade Date:	November 14, 2022
Settlement Date:	November 29, 2022 (T+10)
Maturity:	September 15, 2037
Benchmark Treasury:	UST 4.125% due 11/15/2032
Benchmark Treasury Price:	102-02+
Benchmark Treasury Yield:	3.872%
Spread to Benchmark Treasury:	+205 basis points
Re-offer Yield:	5.922%
Price to Public:	99.856% of principal amount, plus accrued interest, if any, from November 29, 2022
Expected Ratings*:	Moody’s: Baa2 Fitch: BBB S&P: BBB
Day Count:	30/360
Minimum Denominations:	$2,000 x $1,000
Optional Redemption:

Prior to March 15, 2037 (the “Par Call Date”), all or a part of the Notes will be redeemable, at a redemption price equal to greater of: (1) 100% of the remaining principal amount of such Notes; and (2) the with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the date on which such Called Principal is to be redeemed or has become or is declared to be immediately due and payable with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the comparable treasury yield plus 35 basis points with respect to such Called Principal of such Notes; plus, in either case, accrued and unpaid interest to the redemption date. On or after the Par Call Date, the Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the redemption date.
Joint Book-Running Managers:

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Santander Investment Securities Inc.

BofA Securities, Inc.

BBVA Securities Inc.

CIBC World Markets Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

DBS Bank Ltd.

ING Financial Markets LLC

Intesa Sanpaolo S.p.A.

J.P. Morgan Securities LLC

Loop Capital Markets LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas, Inc.

nabSecurities, LLC

RBC Capital Markets, LLC

Natixis Securities Americas LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

Wells Fargo Securities, LLC

144A CUSIP/ISIN:	785592AY2 / US785592AY26
Reg S CUSIP/ISIN:	U77888AN2 / USU77888AN27

2

Changes from Preliminary Offering Memorandum

The Preliminary Offering Memorandum is hereby updated to reflect the following change:

As a result of the following change, all information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the change described herein.

Installments of principal on the Notes will be payable in accordance with the following schedule (which replaces and supersedes in its entirety the schedule of such installment payments set forth on pages 30-32 of the Preliminary Offering Memorandum):

Payment Date	Percentage of Original Principal Amount Payable
9/15/2025	2.761%
3/15/2026	2.842%
9/15/2026	2.926%
3/15/2027	3.012%
9/15/2027	3.101%
3/15/2028	3.193%
9/15/2028	3.287%
3/15/2029	3.384%
9/15/2029	3.484%
3/15/2030	3.587%
9/15/2030	3.692%
3/15/2031	3.801%
9/15/2031	3.913%
3/15/2032	4.029%
9/15/2032	4.148%
3/15/2033	4.270%
9/15/2033	4.396%
3/15/2034	4.526%
9/15/2034	4.659%
3/15/2035	4.797%
9/15/2035	4.938%
3/15/2036	5.084%
9/15/2036	5.234%
3/15/2037	5.388%
9/15/2037	5.547%

*

Note: These expected securities ratings have been provided by Moody’s Investors Service, Inc., Standard & Poor’s Rating Services and Fitch Ratings, Inc. None of these ratings are a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating. No report of any rating agency is incorporated by reference herein.

3

The information in this term sheet supplements the Issuer’s Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold (i) to persons in the United States that are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder, and (ii) to persons outside the United States in accordance with Regulation S under the Securities Act.

It is expected that delivery of the Notes will be made to investors on or about the third business day following the time of sale (“T+10”). Under Rule 15c6-1(a) of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to two business days before delivery will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes during such period should consult their own advisors.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

4

SCHEDULE D

ADDITIONAL WRITTEN COMMUNICATION

1.	Net Roadshow dated as of November 14, 2022.

SCHEDULE E

MATERIAL PROJECT AGREEMENTS

“Material Project Documents” means:

(a)	the Stage 4 EPC Contract and related parent guarantee;

(b)	the FOB Sale and Purchase Agreements and related parent guarantees;

(c)	the Management Services Agreement;

(d)	the O&M Agreement;

(e)	the Sabine Pass TUA;

(f)	the Pipeline Transportation Agreements;

(g)	the Terminal Use Rights Assignment and Agreement;

(h)	the Cooperation Agreement;

(i)	the Real Property Documents;

(j)	the Precedent Agreements;

(k)	the ConocoPhillips License Agreements;

(l)	the Total TUA Assignment Agreements;

(m)	the Water Agreement;

(n)	the Service Agreement;

(o)	the CMI LNG Sale and Purchase Agreement; and

(p)	the GE Contractual Service Agreement

“Stage 4 EPC Contract” means the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 4 Liquefaction Facility, dated as of November 7, 2018 between the Company and the EPC Contractor (as supplemented by the Umbrella Insurance Agreement).

“FOB Sale and Purchase Agreements” means, collectively, the BG FOB Sale and Purchase Agreement, the GN FOB Sale and Purchase Agreement, the KoGas FOB Sale and Purchase Agreement, the GAIL FOB Sale and Purchase Agreement, the Centrica FOB Sale and Purchase Agreement, the Total FOB Sale and Purchase Agreement, and any Qualified FOB Sale and Purchase Agreements.

“BG FOB Sale and Purchase Agreement” means the Amended and Restated LNG Sale and Purchase Agreement (FOB), dated January 25, 2012, between the Company and BG Gulf Coast LNG, LLC.

“GN FOB Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement (FOB), dated November 21, 2011, between the Company and Gas Natural Aprovisionamientos SDG S.A., as amended by that certain Amendment No. 1 to the LNG Sale and Purchase Agreement (FOB), dated as of April 3, 2013, and that certain Letter Agreement, dated as of January 12, 2017, as assigned to Naturgy LNG GOM, Limited (formerly known as Gas Natural Fenosa LNG GOM, Limited.

“KoGas FOB Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement, dated as of January 30, 2012, between the Company and Korea Gas Corporation, as amended by that certain Amendment No. 1 of LNG Sale and Purchase Agreement, dated February 18, 2013.

“GAIL FOB Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement, dated as of December 11, 2011, between the Company and GAIL (India) Limited, as amended by that certain Amendment No. 1 of LNG Sale and Purchase Agreement, dated February 18, 2013.

“Centrica FOB Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement (FOB), dated March 22, 2013, between the Company and Centrica LNG Company and Limited (assignee of Centrica plc).

“Total FOB Sale and Purchase Agreement” means the LNG Sale and Purchase Agreement (FOB), dated December 14, 2012, between the Company and TotalEnergies Gas & Power North America, Inc., as amended on August 28, 2015 by Amendment No. 1 and as supplemented by that certain Letter agreement, dated as of September 1, 2021.

“Qualified FOB Sale and Purchase Agreements” means an LNG sale and purchase agreement entered into with an Investment Grade buyer for a Qualifying Term for delivery of LNG on an FOB basis which would provide for 10% of more of the total fixed fees of the Company.

“Management Services Agreement” means the Management Services Agreement, dated as of May 14, 2012, between the Company and Cheniere LNG Terminals, LLC (f/k/a Cheniere LNG Terminals, Inc.), as amended on September 28, 2015.

“CTPL FTSA” means the Services Agreement, dated March 11, 2015, between the Company and CTPL, together with the negotiated rate letter agreement, dated March 11, 2015, between the Company and CTPL.

“O&M Agreement” means the Operation and Maintenance Agreement, dated as of May 14, 2012, between the Operator, the Company and, solely for the purposes set forth therein, Cheniere LNG O&M Services, LLC, as amended by that certain Assignment and Assumption Agreement, dated as of November 20, 2013, between the Operator and Cheniere Energy Partners GP, LLC, and as further amended on September 28, 2015.

“Sabine Pass TUA” means the Second Amended and Restated LNG Terminal Use Agreement, dated as of July 31, 2012, between the Company and SPLNG, as supplemented by that certain Letter Agreement, dated May 28, 2013.

“Pipeline Transportation Agreements” means, collectively, the Creole Trail Pipeline Transportation Agreement, the Transco Pipeline Transportation Agreement, the KMLP Pipeline Transportation Agreement, the KMLP 2020 Pipeline Transportation Agreement, and the Columbia Gulf Pipeline Transportation Agreement.

“Transco Pipeline Transportation Agreement” means the Rate Schedule FT Service Agreement, dated December 20, 2016, by and between Transcontinental Gas Pipe Line Company, LLC and the Company pursuant to the Transco Precedent Agreement.

“Creole Trail Pipeline Transportation Agreement” means the Firm Transportation Agreement, dated as of March 11, 2015, between the Company and Cheniere Creole Trail Pipeline, L.P. pursuant to the Creole Trail Precedent Agreement.

“KMLP Pipeline Transportation Agreement” means the Transportation Rate Schedule FTS Agreement, dated October 1, 2020, by and between Kinder Morgan Louisiana Pipeline Company LLC and the Company.

“Terminal Use Rights Assignment and Agreement” means the Terminal Use Rights Assignment and Agreement, dated as of July 31, 2012, among the Company, SPLNG and Cheniere Energy Investments, LLC.

“Cooperation Agreement” means the Amended and Restated Cooperation Agreement, dated as of June 30, 2015, and amended May 29, 2019, between the Company and SPLNG.

“Real Property Documents” means any material contract or agreement constituting or creating an estate or interest in any portion of the Site, including, without limitation, the Lease Agreements and the Subleases.

“Lease Agreements” means:

(a) that certain real property lease agreement between Crain Lands, LLC, as lessor, and the Company, as lessee, dated December 5, 2011; and

(b) that certain Amended and Restated Lease Agreement between Crain Lands, LLC, as lessor, and the Company, as lessee, dated June 21, 2019 but effective as of November 1, 2011.

“Subleases” means the Sub-lease Agreement, dated June 11, 2012, between SPLNG, as sublessor, and the Company, as sublessee covering approximately two hundred sixty-eight (268) acres of the Site and the Second Sub-lease Agreement, dated as of June 25, 2015, between SPLNG, as sublessor, and the Company, as sublessee, covering approximately one hundred ninety-nine and four hundredths (199.04) acres of the Site.

“Precedent Agreements” means, collectively, the Creole Trail Precedent Agreement, the 2018 Kinder Morgan Precedent Agreement and the Columbia Gulf Precedent Agreement.

“Creole Trail Precedent Agreement” means the Transportation Precedent Agreement, dated as of August 6, 2012, between Cheniere Creole Trail Pipeline, L.P. and the Company, as amended by that certain First Amendment to Transportation Precedent Agreement Firm Transportation Services, dated as of November 5, 2012, as further amended by that certain Second Amendment to Transportation Precedent Agreement Firm Transportation Services, dated as of March 11, 2015.

“2018 Kinder Morgan Precedent Agreement” means the Precedent Agreement, dated as of October 31, 2018, between Kinder Morgan Louisiana Pipeline LLC and the Company.

“Columbia Gulf Precedent Agreement” means the Amended and Restated Precedent Agreement, dated as of April 19, 2019, between Columbia Gulf Transmission, LLC and the Company.

“ConocoPhillips License Agreements” means, collectively, the Stage 1 ConocoPhillips License Agreement, the Stage 2 ConocoPhillips License Agreement, the Stage 3 ConocoPhillips License Agreement and the Stage 4 ConocoPhillips License Agreement.

“Stage 1 ConocoPhillips License Agreement” means the License Agreement, dated as of May 3, 2012, between the Company and ConocoPhillips Company.

“Stage 2 ConocoPhillips License Agreement” means the License Agreement, dated as of December 21, 2012, between the Company and ConocoPhillips Company.

“Stage 3 ConocoPhillips License Agreement” means the License Agreement, dated as of May 20, 2015, between the Company and ConocoPhillips Company.

“Stage 4 ConocoPhillips License Agreement” means the License Agreement, dated as of November 8, 2018, between the Company and ConocoPhillips Company.

“Total TUA Assignment Agreements” means, collectively, (i) the Partial Assignment Agreement, dated September 11, 2012 and effective as of October 1, 2012, by and between the Company and Total Gas & Power North America, Inc., (ii) the Throughput Agreement, dated September 11, 2012 and effective as of October 1, 2012, by and between the Company and Total Gas & Power North America, Inc., (iii) the Master LNG Sale and Purchase Agreement, dated September 11, 2012 and effective as of October 1, 2012, by and between the Company and Total Gas & Power North America, Inc., and (iv) the Base Contract for Sale and Purchase of Natural Gas, dated September 11, 2012 and effective as of October 1, 2012, by and between the Company and Total Gas & Power North America.

“Service Agreement” means the Service Agreement, dated March 11, 2015, between the Company and Cheniere Creole Trail Pipeline, L.P.

“Water Agreement” means the Water Service Agreement, dated as of December 21, 2011, between the City of Port Arthur and the Company, as amended by that certain First Amendment to Water Service Agreement, dated as of June 12, 2012, that certain Second Amendment to Water Service Agreement, dated as of December 31, 2012 and that certain Third Amendment to Water Service Agreement, dated as of June 30, 2015.

“CMI LNG Sale and Purchase Agreement” means the Amended and Restated LNG Sale and Purchase Agreement (FOB), dated August 5, 2014, as amended by the Letter Agreement, dated as of December 8, 2016 and Amendment No. 1, dated May 3, 2019, between the Company and Cheniere Marketing International LLP (assignee of Cheniere Marketing LLC).

“GE Contractual Service Agreement” means the Contractual Service Agreement, dated as of December 18, 2014, as amended by Amendment No. 1, dated as of February 29, 2016 and Amendment No. 2, dated as of June 10, 2019, Amendment No. 3, dated as of May 26, 2020 and Amendment No. 4, dated as of June 18, 2021 between the Company and GE Oil & Gas, Inc.